Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-183924) pertaining to the Sunshine Heart, Inc. Amended and Restated 2002 Stock Plan;
(2)	Registration Statement (Form S-8 No. 333-183925) pertaining to the Sunshine Heart, Inc. Second Amended and Restated 2011 Equity Incentive Plan;
(3)	Registration Statement (Form S-8 No. 333-188935) pertaining to the Sunshine Heart, Inc. 2013 Non-Employee Directors’ Equity Incentive Plan;
(4)	Registration Statement (Form S-8 No. 333-190499) pertaining to the Sunshine Heart, Inc. New-Hire Equity Incentive Plan;
(5)	Registration Statement (Form S-8 No. 333-194642) pertaining to the Sunshine Heart, Inc. Second Amended and Restated 2011 Equity Incentive Plan, the Sunshine Heart, Inc. 2013 Non-Employee Directors’ Equity Incentive Plan, and the Sunshine Heart, Inc. New-Hire Equity Incentive Plan, as amended;
(6)	Registration Statement (Form S-8 No. 333-202904) pertaining to the Sunshine Heart, Inc. Second Amended and Restated 2011 Equity Incentive Plan, the Sunshine Heart, Inc. 2013 Non-Employee Directors’ Equity Incentive Plan, and the Sunshine Heart, Inc. New-Hire Equity Incentive Plan, as amended;
(7)	Registration Statement (Form S-8 No. 333-210215) pertaining to the Sunshine Heart, Inc. Second Amended and Restated 2011 Equity Incentive Plan, the Sunshine Heart, Inc. 2013 Non-Employee Directors’ Equity Incentive Plan, and the Sunshine Heart, Inc. New-Hire Equity Incentive Plan, as amended;
(8)	Registration Statement (Form S-1 No. 333-215112) of Sunshine Heart, Inc. and in the related base prospectus;
(9)	Registration Statement (Form S-1 No. 333-216053) of Sunshine Heart, Inc. and in the related base prospectus;
(10)	Registration Statement (Form S-1 No. 333-216841) of Sunshine Heart, Inc. and in the related base prospectus;
(11)	Registration Statement (Form S-8 No. 333-218464) pertaining to the CHF Solutions, Inc. 2017 Equity Incentive Plan, the CHF Solutions, Inc. 2013 Non-Employee Directors’ Equity Incentive Plan, and the CHF Solutions, Inc. New-Hire Equity Incentive Plan;
(12)	Registration Statement (Form S-1 No. 333-221010) of CHF Solutions, Inc. and in the related base prospectus; and
(13)	Registration Statement (Form S-1 No. 333-221716) of CHF Solutions, Inc. and in the related base prospectus.

of our report dated March 8, 2017 (except for the reverse stock split disclosed in Note 1, as to which the date is March 22, 2018) with respect to the consolidated financial statements of CHF Solutions, Inc. and subsidiaries included in this Annual Report (Form 10-K) of CHF Solutions, Inc. and subsidiaries for the year ended December 31, 2017.

/s/ Ernst & Young, LLP
Minneapolis, Minnesota
March 22, 2018